Exhibit 99.9

PECO ENERGY
Schedule of Rates

                        Schedule of System Average Rates
                                   (cent)/kWh

----------------------------------------------------------------------------------------------------------------------

    Effective Date       Transmission(a)    Distribution     T&D Rate       CTC/ITC       Credit for     Generation
                                                              Cap(b)                       Delivery         Rate
                                                                                         Service Only      Cap(c)
                               (1)              (2)            (3)            (4)            (5)             (6)

----------------------------------------------------------------------------------------------------------------------
January 1, 2002               0.45             2.35           2.80           2.51            4.47           6.98
January 1, 2003               0.45             2.35           2.80           2.47            4.51           6.98
January 1, 2004               0.45             2.41           2.86           2.43            4.55           6.98
January 1, 2005               0.45             2.41           2.86           2.40            4.58           6.98
January 1, 2006               0.45             2.53           2.98           2.66            4.85           7.51
January 1, 2007                N/A              N/A            N/A           2.66            5.35           8.01
January 1, 2008                N/A              N/A            N/A           2.66            5.35           8.01
January 1, 2009                N/A              N/A            N/A           2.66            5.35           8.01
January 1, 2010                N/A              N/A            N/A           2.66            5.35           8.01

(a) Transmission prices listed are for illustration only. The PUC does not regulate rates for transmission Service.
(b) T&D Rate Cap (column 3) = sum of columns (1)+(2).
(c) Generation Rate Cap (column 6) = sum of columns (4)+(5).

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

Notes:

  o Average figures for CTC/ITC from 2002-2010 in column 4 are fixed, subject to reconciliation for actual sales levels.

  o The credit (paid to delivery-service-only-customers) figures in column 5 will be adjusted to reflect changes due to the CTC/ITC reconciliation.

  o Average transmission and distribution service rates will not exceed the figures in column 3.

  o The generation portion of bills for customers who remain with regulated PECO generation supply will not, on average, exceed figures in column 6.

  o  Calculation of average rates for 2002:
     9.96(cent)/kWh (existing rate cap) - 1.8 percent reduction = 9.78(cent)/kWh 9.78(cent)/kWh = 2.80 (column 3) + 2.51 (column 4) + 4.47 (column 5)

PECO ENERGY
CTC Amortization


                              Annual Stranded Cost
                           Amortization and Return(a)

----------------------------------------------------------------------------------------------------------------------
                        Annua                                           Revenue Excluding GRT
    Year                Sales               CTC            Total            Return @ 10.75%          Amortization
    ----                -----               ---            -----            ---------------          ------------
                         MWh            (cent)/kWh         ($000)               ($000)                  ($000)

----------------------------------------------------------------------------------------------------------------------

    2002             34,381,485              2.51          825,004               516,869                 308,135
    2003             34,656,537              2.47          818,352               482,401                 335,951
    2004             34,933,789              2.43          811,540               444,798                 366,742
    2005             35,213,260              2.40          807,933               403,555                 404,378
    2006             35,494,966              2.66          902,623               353,070                 549,553
    2007             35,778,925              2.66          909,844               290,627                 619,217
    2008             36,065,157              2.66          917,123               220,312                 696,811
    2009             36,353,678              2.66          924,459               141,229                 783,231
    2010             36,644,507              2.66          931,855                52,381                 879,474

(a)  Subject to reconciliation of actual sales and collections.  Under the settlement, sales are estimated to increase 0.8 percent per year.

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

Other Features


o  The transmission & distribution           and capacity market price bidding
   rate cap of 2.98 cents per kWh            process. PECO-affiliated suppliers
   includes .01 cent for a sustainable       will be prohibited from bidding for
   energy and economic development           this block of customers.
   fund during the rate cap period.
                                          o  As of January 1, 2001, PECO (as
o  PECO is permitted to transfer             PLR) will price its service to
   ownership and operation of its            residential customers within a
   generating facilities to a separate       specified range.
   corporate entity. The generating
   facilities will be valued at book      o  A Qualified Rate Order authorizing
   value at the time of the transfer.        securitization of up to $4 billion
                                             is included (subsequently increased
o  Twenty percent of residential             to $5 billion).
   customers will be assigned to a
   provider of last resort (PLR),
   other than PECO, on January 1,
   2001. The PLR will be selected on
   the basis of a PUC-approved energy